(Print or Type Responses)

                             Joint Filer Information

Title of Security:             Common Stock

Issuer & Ticker Symbol:        Horizon Offshore, Inc. (HOFF)

Designated Filer:              Elliott International, L.P.

Other Joint Filers:            Elliott International Capital Advisors Inc.
                               ("EICA")

Addresses:                     The address of EICA is 712 Fifth Avenue,
                               36th Floor, New York, New York 10019.

Signatures:


Dated:  August 29, 2006        ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.


                               By: /s/ Elliott Greenberg
                                   -------------------------------------
                                       Elliott Greenberg, Vice President